UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013 (December 10, 2013)

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on December 10, 2013 (the “2013 Annual Meeting”), the Company’s shareholders voted on the proposals described below as follows:

1. The following nominees were elected to the Company’s Board of Directors to serve as Class III Directors for three-year terms expiring at the 2016 annual meeting of shareholders. The tabulation of the votes cast for each such nominee at the 2013 Annual Meeting is set forth below.

	For	Withheld	Broker Non-Votes
Mark S. Ain	28,520,584	3,833,642	10,786,967
David G. Tacelli	28,981,310	3,372,916	10,786,967
Jorge L. Titinger	28,589,582	3,764,644	10,786,967

Following the 2013 Annual Meeting, Bruce R. Wright, currently serving as a Class I Director and having a three-year term expiring at the 2014 annual meeting of shareholders, and Roger W. Blethen and Roger J. Maggs, currently serving as Class II Directors and having three-year terms expiring at the 2015 annual meeting of shareholders, continued in office.

2. A non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting, including the disclosures under the heading “Compensation Discussion and Analysis,” the compensation tables, and any related materials included in such proxy statement was approved. The tabulation of the votes cast with respect to this proposal at the 2013 Annual Meeting is set forth below.

For:	30,954,551
Against:	1,159,668
Abstain:	240,007
Broker Non-Votes:	10,786,967

3. The appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2014 was ratified. The tabulation of the votes cast with respect to this proposal at the 2013 Annual Meeting is set forth below.

For:	42,699,742
Against:	226,173
Abstain:	215,278

4. The non-binding shareholder proposal concerning majority voting for uncontested elections of directors was approved. The tabulation of the votes cast with respect to this proposal at the 2013 Annual Meeting is set forth below.

For:	30,203,820
Against:	1,872,090
Abstain:	278,316
Broker Non-Votes:	10,786,967

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: December 13, 2013	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President & Chief Financial Officer